Exhibit 99.1

John Cummings

Salesforce

Investor Relations

415-778-4188

jcummings@salesforce.com

Gina Sheibley

Salesforce

Public Relations

917-297-8988

gsheibley@salesforce.com

Keith Block Promoted to Co-CEO of Salesforce, Reporting to the Board of Directors

SAN FRANCISCO—August 7, 2018—Salesforce (NYSE: CRM), the global leader in CRM, today announced that the company’s Board of Directors has promoted Keith Block to co-CEO. Block now reports to Salesforce’s Board of Directors, and remains a member of the board.

Block served as Salesforce’s Vice Chairman, President and as a Director since joining the company in June 2013, and most recently served as the company’s COO since February 2016.

“Keith has been my trusted partner in running Salesforce for the past five years, and I’m thrilled to welcome him as co-CEO,” said Marc Benioff, Founder, Chairman of the Board, and co-CEO, Salesforce. “Keith has outstanding operational expertise and corporate leadership experience, and I could not be happier for his promotion and this next level of our partnership.”

“Salesforce’s success is a testament to Marc’s visionary leadership, which has created an unparalleled culture of trust, innovation and equality, as well as a relentless focus on customer success,” said Keith Block, co-CEO, Salesforce. “I’m honored to be co-CEO and to leverage each of our strengths as we lead Salesforce, our employees, customers and partners into the future.”

In their respective roles as co-CEOs, Benioff, who continues as Chairman of the Board, will lead Salesforce’s vision and innovation in areas including technology, marketing, stakeholder engagement and culture. Block will lead the company’s growth strategy, execution and operations.

Salesforce is the global leader in CRM and the fastest growing top five enterprise software company. The co-CEO model further enables Salesforce to continue its trajectory of unprecedented growth at scale as the company drives toward its next milestone of $23 billion in revenue in FY22 and beyond.

About Salesforce

Salesforce, the global CRM leader, empowers companies to connect with their customers in a whole new way. For more information about Salesforce (NYSE: CRM), visit: http://www.salesforce.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include — but are not limited to — risks associated with the effect of general economic and market conditions; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business, including our strategy to be the leading provider of enterprise cloud computing applications and platforms; the pace of change and innovation in enterprise cloud computing services; the competitive nature of the market in which we participate; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; real estate and office facilities space; our operating results and cash flows; new services and product features; our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; our ability to realize the benefits from strategic partnerships and investments; our ability to successfully integrate acquired businesses and technologies, including the operations of MuleSoft, Inc.; our ability to continue to grow and maintain unearned revenue and remaining transaction price (previously referred to as deferred revenue and unbilled deferred revenue); our ability to protect our intellectual property rights; our ability to develop our brands; our reliance on third-party hardware, software and platform providers; our dependency on the development and maintenance of the infrastructure of the Internet; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy and import and export controls; the valuation of our deferred tax assets; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof; uncertainties affecting our ability to estimate our non-GAAP tax rate; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; factors related to our outstanding debt, revolving credit facility, term loan and loan associated with 50 Fremont; compliance with our debt covenants and capital lease obligations; current and potential litigation involving us; and the impact of climate change.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.